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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         HMT TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 94-3084354
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(State of Incorporation or Organization)              (I.R.S. Employer
                                                      Identification no.)

1055 Page Avenue, Fremont, California                      94538
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(Address of principal executive offices)                 (zip code)

 If this Form relates to the registration of a class     If this Form relates to the registration of a class
 of debt securities and is effective upon filing         of debt securities and is to become effective
 pursuant to General Instruction A(c)(1) please check    simultaneously with the effectiveness of a
 the following box.  [X]                                 concurrent registration statement under the
                                                         Securities Act of 1933 pursuant to General
                                                         Instruction A(c)(2) please check the following box.
                                                         [ ]

Securities to be registered pursuant to Section 12(b) of the Act:



         Title of Each Class to           Name of Each Exchange on Which
            be so Registered              Each Class is to be Registered
         ----------------------           ------------------------------
         [S]                              [C]
                 None
         ----------------------           ------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                 5-3/4% Convertible Subordinated Notes due 2004
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                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 5 3/4% Convertible Subordinated Notes due 2004 (the "Convertible Notes") of HMT Technology Corporation (the "Registrant") to be registered hereunder is contained in the section entitled "Description of Convertible Notes," commencing at page 13 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-24385, filed with the Securities and Exchange Commission (the "Commission") on April 2, 1997 and is incorporated herein by reference.

ITEM 2.  EXHIBITS.


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
       Exhibit
       Number  Description
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
         1         Indenture, dated as of January 15, 1997, between the Registrant and State Street
                   Bank and Trust Company, N.A. (incorporated by reference from Exhibit 4.8 to the
                   Registrant's Current Report on Form 8-K filed February 6, 1997, as amended).

         2         Registration Agreement, dated January 15, 1997, among the Registrant, Salomon
                   Brothers Inc, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson,
                   Stephens & Company LLC (incorporated by reference from Exhibit 4.9 to the
                   Registrant's Current Report on Form 8-K filed February 6, 1997, as amended).

         3         Form of Convertible Subordinated Note due 2004 (incorporated by reference from
                   Exhibit 4.13 to the Registrant's Registration Statement on Form S-3
                   (No. 333-24385) filed on April 2, 1997).
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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           HMT TECHNOLOGY CORPORATION
                                             (Registrant)




Date:  April 24, 1997             By:  /s/ Peter S. Norris
                                      ------------------------------------------
                                       Peter S. Norris
                                       Vice President, Finance, Treasurer
                                       and Chief Financial Officer